Exhibit 10.20

BIOVENTUS LLC

PHANTOM PROFITS INTERESTS PLAN

AWARD AGREEMENT

The Administrator, as defined in the Bioventus LLC Phantom Profits Interests Plan (the “Plan”), of the Plan has decided to grant to you Phantom Profits Interest Units in the Company under the Plan. The terms of the grant (the “Grant”) are set forth in this Bioventus LLC Phantom Profits Interests Plan Award Agreement (the “Award Agreement”) provided to you. The following provides a summary of the key terms of the Grant; however, you should read the entire Award Agreement, along with the terms of the Plan and the Company’s Amended and Restated Limited Liability Company Agreement (as might be amended), to fully understand the Grant.

SUMMARY OF PHANTOM PROFITS INTERESTS PLAN AWARD AGREEMENT

Grantee:	Gregory Anglum

Date of Award:	April 4, 2016

Vesting Schedule:	20% vests on the first anniversary of the Effective Date and the remaining 80% vests in equal installments on a quarterly basis over the next four years

Phantom Profits Interest Units Awarded:	20,000

Payment Event:	Termination Payment Event

Grant Date Benchmark Amount:	$472,003,000

BIOVENTUS LLC

PHANTOM PROFITS INTERESTS PLAN

AWARD AGREEMENT

This Bioventus LLC Phantom Profits Interests Plan Award Agreement (this “Award Agreement”), dated as of April 4, 2016 (the “Effective Date”), is delivered by Bioventus LLC (the “Company”) to Gregory Anglum (the “Grantee”).

RECITALS

A. The Bioventus LLC Phantom Profits Interests Plan (the “Plan”) provides for the grant of Phantom Profits Interest Units in the Company in accordance with the terms of the Plan and the Amended and Restated Limited Liability Company Agreement of the Company, as amended (the “LLC Agreement”). The Administrator (as defined in the Plan) has granted the Award (as defined below) to encourage the Grantee to contribute materially to the growth of the Company’s owners, thereby benefitting the Company, and to align the economic interests of the Grantee with those of the owners. A copy of the Plan is attached. All capitalized terms not defined herein shall have the meaning given to such terms in the Plan or, if not defined in the Plan, in the LLC Agreement.

B. The Administrator shall administer the Plan.

NOW, THEREFORE, the parties to this Award Agreement, intending to be legally bound, hereby agree as follows:

1. Grant of Phantom Profits Interests Units. Subject to the terms and conditions set forth in this Award Agreement, the Plan, and the LLC Agreement, the Company hereby grants to the Grantee 20,000 Phantom Profits Interest Units (the “Award”). This Award Agreement (which is effective as of the Effective Date upon the parties’ exchange of signed counterpart signature pages hereto), the Plan, and the LLC Agreement govern the terms of the grant of the Award.

2. Vesting of Awarded Units.

(a) Unless otherwise determined by the Administrator, the Award shall vest in accordance with the following schedule (each date described below, a “Vesting Date”), if the Grantee is employed by the Company on the applicable Vesting Date.

Applicable Date	Vesting Percentage

1st anniversary of the Effective Date	20%

Each quarter after the 1st anniversary of the Effective Date	5%

(b) On a Payment Event, the Grantee shall receive the Payment Amount, if any, with respect to the portion of the Award that is vested, as set forth in Section 5(b)(i) of the Plan. Any portion of the Award that is unvested as of the Termination Date shall be forfeited at the time of the Grantee’s termination.

(c) Upon an Initial Waterfall Distribution Event that occurs prior to the Grantee’s Termination Date, the unvested portion of the Award shall vest at the time of such Initial Waterfall Distribution Event.

(d) Upon the termination of the Grantee’s employment for Cause, both the vested and the unvested portion of the Award shall be forfeited.

3. Withholding. All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if applicable.

4. Restrictions on Transfer. Only the Grantee has any rights under this Award. The Grantee may not transfer those rights, directly or indirectly, except by will or the laws of descent and distribution.

5. Award Subject to Plan and LLC Agreement Provisions. This Award is made pursuant to the Plan and the LLC Agreement, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan and the LLC Agreement. The Administrator shall have the full power and authority to administer and interpret the Plan and this Award Agreement, to make factual determinations, and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and this Award Agreement and for the conduct of its business as it deems necessary or advisable. All powers of the Administrator shall be executed without the approval or consent of the Grantee,

6. No Employment or Other Rights. This Award Agreement is not an agreement of employment and the grant of this Award shall not confer upon the Grantee any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment at any time. The right of the Company, as applicable, to terminate at will the Grantee’s employment at any time for any reason is specifically reserved. The grant of this Award shall not entitle the Grantee to any (i) voting rights with respect to any action or decision taken or made (or to be taken or made) by the Company or the Board, (ii) right to appoint Managers to the Board, or (iii) appraisal or preemption rights.

7. Notice. Any notice to the Company provided for in this Award Agreement must be in writing and will be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private, nationally recognized, overnight courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient (and, if not sent during normal business hours of the recipient, then on the next business day); or (d) on the fifth business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Company, to:

Bioventus LLC

4721 Emperor Blvd. Suite 100

Durham, NC 27703

Attention: General Counsel

Facsimile: 866-467-1531

If to the Grantee, to the address on file with the Company.

If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above will control for purposes of determining when such notice is deemed to have been given.

8. Amendment and Termination; Section 409A. The Administrator may amend the Plan or this Award, or terminate the Plan, at any time; provided that no amendment or termination of the Plan or this Award shall, without the consent of a Grantee, adversely impact the rights of the Grantee under this Award, unless necessary to meet the requirements of any applicable law or regulation. Before amending or terminating the Plan or this Award to meet the requirements of an applicable law or regulation, the Administrator will attempt to bring the Plan or Award into compliance with the applicable law or regulation without reducing the benefits or payments to the Grantee to the greatest extent possible. If amendment or termination is still necessary and adversely impacts the rights of the Grantee, the Administrator will reasonably cooperate with the Grantee to adopt replacement benefits or payments that to the greatest extent possible places the Grantee in the same or a comparable economic position as if the Plan or Award had not been amended or terminated.

Subject to the first paragraph of this Section 8, while the Company does not guarantee any particular tax treatment with respect to the Award, payment of the Payment Amount is intended to comply with Section 409A, to the extent subject thereto, and shall be interpreted and construed consistent with that intent. The Company may reform this Award or any provision hereof to maintain to the maximum extent practicable the original intent of the provision without violating the provisions of Section 409A, provided, that any deferral of payments shall be only for such time period as may be required to comply with Section 409A.

9. Headings. Section headings are for reference only. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.

10. Applicable Law. The validity, construction, interpretation and effect of this Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Award Agreement, and the Grantee has executed this Award Agreement, effective as of the Effective Date.

Bioventus LLC

By:	/s/ Leigh Ann Stradford

Name:	Leigh Ann Stradford

Title:	VP of Human Resources

I hereby accept the Award described in this Award Agreement, and I agree to be bound by the terms of this Award Agreement, the Plan and the LLC Agreement. I hereby further agree that all of the decisions and determinations of the Administrator shall be final and binding.

Grantee:	/s/ Gregory Anglum
Gregory Anglum

Date:	April 2016